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                                                                    Exhibit 12.1

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (IN MILLIONS)

                                                                SEPTEMBER 25,   DECEMBER 21,
                                    YEAR        NINE MONTHS         1994           1994          YEAR           YEAR
                                    ENDED           ENDED         THROUGH        THROUGH         ENDED          ENDED
                                DECEMBER 25,    SEPTEMBER 24,   DECEMBER 20,   SEPTEMBER 27,   OCTOBER 2,     OCTOBER 1,
                                    1993            1994            1994           1995           1996           1997
                               --------------- --------------- --------------- -------------  -------------  -------------
                                 S.D. WARREN     S.D. WARREN     S.D. WARREN
                                 COMPANY AND     COMPANY AND     COMPANY AND   CONSOLIDATED   CONSOLIDATED   CONSOLIDATED
                               CERTAIN RELATED CERTAIN RELATED CERTAIN RELATED SDW HOLDINGS   SDW HOLDINGS   SDW HOLDINGS
                                 AFFILIATES      AFFILIATES      AFFILIATES     CORPORATION    CORPORATION    CORPORATION
                                (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)   (SUCCESSOR)    (SUCCESSOR)    (SUCCESSOR)
                               --------------- --------------- --------------- -------------  -------------  -------------
Income (loss)
 before taxes
 and other
 items..........                    $ 1.9           $28.0           $24.9         $ 70.8         $ 12.0         $ 47.4
Adjustments:
 Capitalized
  interest......                      --             (1.4)            --            (0.9)          (1.9)          (3.7)
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                      --              --              --           (15.8)         (23.5)         (25.5)
 Total fixed
  charges, net..                     15.8            12.5             3.4          125.8          138.1          131.6
                                    -----           -----           -----         ------         ------         ------
Excess of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                    $17.7           $39.1           $28.3         $179.9         $124.7         $149.8
                                    =====           =====           =====         ======         ======         ======
Ratio of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                      1.1x            3.1x            8.3x           1.4x            *             1.1x
                                    =====           =====           =====         ======         ======         ======
Fixed charges
 and preferred
 stock
 dividends:
 Interest
  expense.......                    $ 8.5           $ 6.4           $ 2.3         $106.0         $108.9         $ 99.0
 Interest
  portion of
  Biomass
  contract......                      4.6             3.2             0.9            2.4            2.7            2.0
 Interest
  portion of
  rent(1).......                      2.7             1.5             0.2            0.7            1.1            1.4
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                      --              --              --            15.8           23.5           25.5
 Capitalized
  interest......                      --              1.4             --             0.9            1.9            3.7
                                    -----           -----           -----         ------         ------         ------
Total fixed
 charges and
 preferred stock
 dividends......                    $15.8           $12.5           $ 3.4         $125.8         $138.1         $131.6
                                    =====           =====           =====         ======         ======         ======
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*  Ratio is less than 1 to 1 for period presented.
(1) Interest expense component of rent is 30% of rental expense.